Exhibit 99.2

ISSN 1718-8369

Volume 7, number 11	June 27, 2013

PRELIMINARY AS AT MARCH 31, 2013

Note to the reader: Preliminary results for 2012-2013

The results published on June 27, 2013 regarding the fiscal year ended March 31, 2013 are preliminary. These preliminary results will be reviewed to reflect additional information obtained until the time the financial statements are closed. The final results will be presented this fall in the 2012-2013 Public Accounts.

Highlights for March 2013

❑	Budgetary revenue in March amounts to $6.5 billion, up $142 million compared to last year. Own-source revenue amounts to $5.0 billion while federal transfers stand at $1.5 billion.

❑	Program spending amounts to $6.7 billion, down $101 million compared to last year.

❑	Debt service amounts to $687 million, up $34 million compared to last year.

❑	A deficit of $683 million on consolidated budgetary transactions was posted for March 2013, compared with a deficit of $970 million for March 2012.

❑	Taking the $108 million deposited in the Generations Fund into account, the monthly budgetary balance within the meaning of the Balanced Budget Act shows a deficit of $791 million for March 2013.

On the basis of the cumulative results as at March 31, 2013, the budgetary balance, within the meaning of the Balanced Budget Act, amounts to a deficit of $1 746 million. Since certain information concerning the final months of the fiscal year is not available as yet, the budget deficit objective of $1 500 million is maintained as stipulated in the March 2013 Update on Québec’s Economic and Financial Situation.

SUMMARY OF CONSOLIDATED BUDGETARY TRANSACTIONS
(millions of dollars)	(Unaudited data)

	March			April to March			Update on Québec’s Economic and Financial Situation Spring 2013
									Forecast Growth
	2012	[1]	2013	2011-2012	2012-2013		2012-2013%
BUDGETARY REVENUE
Own-source revenue	5 035		4 963	50 272	52 141	[2]	52 942	[2]	5.3
Federal transfers	1 334		1 548	15 243	15 706		15 710		3.1
Total	6 369		6 511	65 515	67 847		68 652		4.8
BUDGETARY EXPENDITURE
Program spending	- 6 837		- 6 736	- 61 503	- 62 554		- 62 642		1.9
Debt service	- 653		- 687	- 7 348	- 7 766		- 7 822		6.5
Total	- 7 490		- 7 423	- 68 851	- 70 320		- 70 464		2.3
CONSOLIDATED ENTITIES[3]
Non-budget-funded bodies and special funds	49		10	838	827		462		—
Health and social services and education networks	5		111	- 130	- 100		- 100		—
Generations Fund	97		108	840	961		936		—
Total	151		229	1 548	1 688		1 298		—
Contingency reserve	—		—	—	—		- 50		—
Exceptional loss – closing of the Gentilly-2 generating station	—		—	—	- 1 876		- 1 876		—
SURPLUS (DEFICIT)	- 970		- 683	- 1 788	- 2 661		- 2 440		—
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	- 97		- 108	- 840	- 961		- 936		—
Exceptional loss – closing of the Gentilly-2 generating station[4]	—		—	—	1 876		1 876		—
BUDGETARY BALANCE WITHIN THE MEANING OF THE BALANCED BUDGET ACT	- 1 067		- 791	- 2 628	- 1 746		- 1 500		—

(1)	For comparison purposes, the data for March 2012 have been adjusted to reflect improvements to the estimation method of mandataries for personal income tax revenue and health services contributions.

(2)

Excluding the exceptional loss of $1 876 million resulting from the closure of the Gentilly-2 nuclear power plant in 2012-2013 included in Hydro-Québec’s audited financial statements as at December 31, 2012.

(3)	The details of these transactions by type of entity are shown on page 5 of this report.

(4)

Since this is a one-time event independent of the management of its day-to-day operations, the Balanced Budget Act excludes from the budgetary balance the exceptional loss resulting from the closure of the Gentilly-2 nuclear power plant. The National Assembly passed these amendments last June 14.

Cumulative results as at March 31, 2013

Budgetary balance

❑

For the period from April 2012 to March 2013, the budgetary balance, within the meaning of the Balanced Budget Act, amounts to a deficit of $1 746 million. On the basis of preliminary results, this is a deterioration of $246 million compared with the deficit forecast in the March 2013 Update on Québec’s Economic and Financial Situation.

Budgetary revenue

❑	As at March 31, 2013, budgetary revenue amounts to $67.8 billion, $2 332 million more than as at March 31, 2012.

	—	Own-source revenue stands at $52.1 billion, $1 869 million more than on the same date last year.

	—	Federal transfers amount to $15.7 billion, up $463 million compared to March 31, 2012.

Budgetary expenditure

❑	For 2012-2013, budgetary expenditure amounts to $70.3 billion, an increase of $1 469 million, or 2.1%, compared to last year.

—

For fiscal year 2012-2013, program spending rose by $1 051 million, or 1.7%, and stands at $62.6 billion. The increase forecast in the March 2013 Update on Québec’s Economic and Financial Situation is 1.9%.

		–	The most significant changes are attributable to the Health and Social Services (increase of $854 million) and Economy and Environment (decrease of $337 million) missions.

	—	Debt service amounts to $7.8 billion, up $418 million or 5.7% compared to last year.

Consolidated entities

❑	As at March 31, 2013, the net results of consolidated entities show a surplus of $1 688 million. These results include:

	—	a surplus of $827 million for non-budget-funded bodies and special funds;

	—	a $100-million deficit for the health and social services and the education networks;

	—	revenue dedicated to the Generations Fund of $961 million.

Net financial requirements

❑

As at March 31, 2013, consolidated net financial requirements stand at $4.6 billion, a decrease of $1.2 billion compared to last year. Financial requirements reflect the current budget deficit as well as the variation, from one year to the next, in receipts and disbursements made in the course of the government’s operations.

CONSOLIDATED BUDGETARY AND FINANCIAL TRANSACTIONS
(millions of dollars)	(Unaudited data)

	March				April to March
	2012	[1]	2013	Change	2011-2012	2012-2013		Change
BUDGETARY REVENUE
Own-source revenue	5 035		4 963	- 72	50 272	52 141	[2]	1 869
Federal transfers	1 334		1 548	214	15 243	15 706		463
Total	6 369		6 511	142	65 515	67 847		2 332
BUDGETARY EXPENDITURE
Program spending	- 6 837		- 6 736	101	- 61 503	- 62 554		- 1 051
Debt service	- 653		- 687	- 34	- 7 348	- 7 766		- 418
Total	- 7 490		- 7 423	67	- 68 851	- 70 320		- 1 469
CONSOLIDATED ENTITIES[3]
Non-budget-funded bodies and special funds	49		10	- 39	838	827		- 11
Health and social services and education networks	5		111	106	- 130	- 100		30
Generations Fund	97		108	11	840	961		121
Total	151		229	78	1 548	1 688		140
Exceptional loss – Closing of Gentilly-2 nuclear generating station	—		—	—	—	- 1 876		- 1 876
SURPLUS (DEFICIT)	- 970		- 683	287	- 1 788	- 2 661		- 873
Consolidated non-budgetary requirements	1 867		1 059	- 808	- 3 967	- 1 897		2 070
CONSOLIDATED NET FINANCIAL REQUIREMENTS	897		376	- 521	- 5 755	- 4 558		1 197

(1)	For comparison purposes, the data for March 2012 have been adjusted to reflect improvements to the estimation method of mandataries for personal income tax revenue and health services contributions.

(2)

Excluding the exceptional loss of $1 876 million resulting from the closure of the Gentilly-2 nuclear power plant in 2012-2013 included in Hydro-Québec’s audited financial statements as at December 31, 2012.

(3)	The details of these transactions by type of entity are shown on page 5 of this report.

GENERAL FUND REVENUE
(millions of dollars)	(Unaudited data)

	March				April to March
				Change				Change
Revenue by source	2012	[1]	2013	%	2011-2012	2012-2013%
Own-source revenue excluding government enterprises
Income and property taxes
Personal income tax	1 843		1 401	- 24.0	18 980	18 625		- 1.9
Contributions to Health Services Fund	578		595	2.9	6 246	6 612		5.9
Corporate taxes	684		726	6.1	3 894	4 060		4.3
Consumption taxes	1 296		1 415	9.2	14 419	15 779		9.4
Others sources	168		257	53.0	1 984	1 945		- 2.0
Total own-source revenue excluding government
enterprises	4 569		4 394	- 3.8	45 523	47 021		3.3
Revenue from government enterprises	466		569	22.1	4 749	5 120	[2]	7.8
Total own-source revenue	5 035		4 963	- 1.4	50 272	52 141		3.7
Federal transfers
Equalization	652		616	- 5.5	7 815	7 391		- 5.4
Protection payment	31		30	- 3.2	369	362		- 1.9
Health transfers	369		409	10.8	4 511	4 792		6.2
Transfers for post-secondary education and other social programs	127		126	- 0.8	1 488	1 486		- 0.1
Other programs	155		123	- 20.6	1 060	942		- 11.1
Subtotal	1 334		1 304	- 2.2	15 243	14 973		- 1.8
Harmonization of the QST with the GST – Compensation	—		244	—	—	733		—
Total federal transfers	1 334		1 548	16.0	15 243	15 706		3.0
BUDGETARY REVENUE	6 369		6 511	2.2	65 515	67 847		3.6

(1)	For comparison purposes, the data for March 2012 have been adjusted to reflect improvements to the estimation method of mandataries for personal income tax revenue and health services contributions.
(2)

Excluding the exceptional loss of $1 876 million resulting from the closure of the Gentilly-2 nuclear power plant in 2012-2013 included in Hydro-Québec’s audited financial statements as at December 31, 2012.

GENERAL FUND EXPENDITURE
(millions of dollars)	(Unaudited data)

	March			April to March
			Change			Change
Expenditures by mission	2012	2013	%	2011-2012	2012-2013%
Program spending
Health and Social Services	3 342	3 377	1.0	29 341	30 195	2.9
Education and Culture	1 579	1 612	2.1	16 414	16 714	1.8
Economy and Environment	874	708	- 19.0	5 792	5 455	- 5.8
Support for Individuals and Families	563	554	- 1.6	6 107	6 179	1.2
Administration and Justice	479	485	1.3	3 849	4 011	4.2
Total program spending	6 837	6 736	- 1.5	61 503	62 554	1.7
Debt service	653	687	5.2	7 348	7 766	5.7
BUDGETARY EXPENDITURE	7 490	7 423	- 0.9	68 851	70 320	2.1

DETAILED INFORMATION ON THE TRANSACTIONS OF CONSOLIDATED ENTITIES
(millions of dollars)	(Unaudited data)

	March 2013
				Transfers
			Specified	(expenditures)	Non-budget-	Health and
	Special	Generations	purpose	related to the	funded	education		Consolidation
	funds	Fund	accounts	tax system	bodies	networks[1]	Total	adjustments[2]	Total
REVENUE	933	108	229	357	2 054	—	3 681	- 2 233	1 448
EXPENDITURE
Expenditure	- 727	—	- 229	- 357	- 1 981	111	- 3 183	2 117	- 1 066
Debt service	- 170	—	—	—	- 99	—	- 269	116	- 153
TOTAL	- 897	—	- 229	- 357	- 2 080	111	- 3 452	2 233	- 1 219
RESULTS	36	108	—	—	- 26	111	229	—	229

April to march 2013
Transfers
			Specified	(expenditures)	Non-budget-	Health and
	Special	Generations	purpose	related to the	funded	education		Consolidation
	funds	Fund	accounts	tax system	bodies	networks[1]	Total	adjustments[2]	Total
REVENUE	9 478	961	1 096	5 302	22 216	—	39 053	- 21 782	17 271
EXPENDITURE
Expenditure	- 7 047	—	- 1 096	- 5 302	- 20 859	- 100	- 34 404	20 727	- 13 677
Debt service	- 1 812	—	—	—	- 1 149	—	- 2 961	1 055	- 1 906
TOTAL	- 8 859	—	- 1 096	- 5 302	- 22 008	- 100	- 37 365	21 782	- 15 583
RESULTS	619	961	—	—	208	- 100	1 688	—	1 688

(1)        The results of the networks are presented according to the modified equity accounting method.

(2)        Consolidation adjustments include the elimination of program spending of the general fund.

For more information, contact the Direction des communications of the Ministère des Finances et de l’Économie at 418 646-3983.

The report is also available on the Ministère des Finances et de l’Économie website: www.finances.gouv.qc.ca.